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                                                                       Exhibit 5



                                October 22, 1997



The Board of Directors
Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

     Re:  Security Capital Atlantic Incorporated
          Registration Statement on Form S-3
          --------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with the proposed sale of the following securities (the "Securities") of ATLANTIC, as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"): (i) one or more series of unsecured senior debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $.01 per share (the "Preferred Shares"), and (iii) common stock, par value $.01 per share (the "Common Shares").

     Each series of the Debt Securities will be issued under an Indenture dated as of August 14, 1997 (the "Indenture"), between ATLANTIC and State Street Bank and Trust Company, as Trustee. Each series of the Preferred Shares will be issued under ATLANTIC's charter, as amended and supplemented (the "Charter"), and Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation (the "Maryland SDAT"). The Common Shares will be issued under the Charter. Certain terms of the Securities to be issued by ATLANTIC from time to time will be approved by the Board of Directors of ATLANTIC or a committee thereof as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Proceedings").

     As special counsel to ATLANTIC, we have examined originals or copies certified or otherwise identified to our satisfaction of the Charter, ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such ATLANTIC records, certificates and other
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The Board of Directors
Security Capital Atlantic Incorporated
October 22, 1997
Page 2


documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

     (1) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Debt Securities, will be duly authorized and will be binding obligations of ATLANTIC enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

     (2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Shares, the execution, delivery and filing with, and recording by, the Maryland SDAT of Articles Supplementary relating to such series of the Preferred Shares, and the due execution, countersignature and delivery of the Preferred Shares of such series, the Preferred Shares of such series, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to such series of the Preferred Shares, will be duly authorized, legally issued, fully paid and nonassessable; and

     (3) upon the completion of the Corporate Proceedings relating to the Common Shares and the due execution, countersignature and delivery of the Common Shares, the Common Shares, when sold in exchange for the consideration set forth in the Prospectus and any Prospectus Supplement relating to the Common Shares, will be duly authorized, legally issued, fully paid and nonassessable.
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The Board of Directors
Security Capital Atlantic Incorporated
October 22, 1997
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.



                                         Very truly yours,



                                         /s/ MAYER, BROWN & PLATT